UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 20, 2004

PLANAR SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

OREGON	0-23018	93-0835396
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1195 NW Compton Drive Beaverton, Oregon	97006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(503) 748-1100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 20, 2004, Planar Systems, Inc. (the “Company”) issued a press release announcing financial results for the quarter and year ended September 24, 2004 and its expectations as to its financial results for the first quarter of fiscal 2005 ending December 31, 2004. The press release contains forward-looking statements regarding the Company, and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

The press release issued October 20, 2004 is furnished herewith as Exhibit No. 99.1 to this Report, and shall not be deemed filed for purposes of Section 18 of the Exchange Act.

Item 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On October 18, 2004, the Company appointed Steve Buhaly to the additional role of Chief Operating Officer of the Company effective November 1, 2004. Mr. Buhaly, 46, has served as Vice President and Chief Financial Officer of the Company since October 1, 2000 prior to which he served as Vice President of the Company’s Medical Business Unit. Prior to joining Planar, Mr. Buhaly spent 15 years at Tektronix in a variety of General Management, Finance, and Manufacturing roles. Mr. Buhaly received his MBA from the University of Washington in 1984.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

99.1    Press Release issued by Planar Systems, Inc. dated October 20, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on October 20, 2004.

PLANAR SYSTEMS, INC.
(Registrant)

By	/s/ Steve Buhaly
Steve Buhaly
Vice President and
Chief Financial Officer